Exhibit 99.2
Fourth Amendment to
Receivables Sale Agreement
     This Fourth Amendment (the “Amendment”), dated as of November 25, 2008, is entered into among Tronox Funding LLC (the “Seller”), Tronox Worldwide LLC (the “Collection Agent”), Amsterdam Funding Corporation (“Amsterdam”) and The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as agent for the Purchasers (the “Agent”) and as a committed purchaser (the “Committed Purchaser”);
Witnesseth:
     Whereas, the Seller, the Collection Agent, Amsterdam, the Committed Purchasers and the Agent have heretofore executed and delivered Receivables Sale Agreement dated as of September 26, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”); and
     Whereas, the Seller, the Collection Agent, Amsterdam, the Committed Purchasers and the Agent have heretofore executed and delivered that certain Third Amendment to and Waiver of Receivables Sale Agreement dated as of October 28, 2008 (the “Third Amendment”); and
     Whereas, the parties hereto desire to amend the Sale Agreement pursuant to Section 9.6 of the Sale Agreement as provided herein;
     Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:
     Section 1. The Seller has requested an extension of the Scheduled Waiver Expiration Date, as defined in the Third Amendment, from November 25, 2008 to December 5, 2008. The Agent and Purchasers are hereby willing to extend the Scheduled Waiver Expiration Date until December 5, 2008.
     Section 2. The reference to “November 25, 2008” appearing in the defined term “Scheduled Termination Date” appearing in Schedule I of the Sale Agreement is hereby amended and replaced with “December 5, 2008.”
     Section 3. This Amendment shall become effective on the date that each of the following shall have been satisfied (i) the Agent shall have received counterparts hereof executed by the Seller, the Initial Collection Agent, each Purchaser and the Agent, (ii) Tronox Incorporated shall have executed and delivered to the Agent the acknowledgment and consent in the form set forth below and (iii) the Agent shall have received an executed copy of the Waiver Extension dated as of November 20, 2008 relating to the Parent Credit Agreement.
     Section 4. To induce the Agent and the Purchasers to enter into this Amendment, the Seller and Initial Collection Agent represent and warrant to the Agent and the Purchasers that: (a) the representations and warranties of such party contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings of such party and duly executed and delivered by each of the Seller and the Initial Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Initial Collection Agent, enforceable against the Seller and the Initial Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Initial Collection Agent of this Amendment or the performance by the Seller or the Initial Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.
     Section 5. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
     Section 6. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents other than as expressly set forth herein. All capitalized terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement.
     Section 7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

     In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

The Royal Bank of Scotland plc, as the Agent and as a Committed Purchaser By: Greenwich Capital Markets, Inc., as agent
By:	/s/ David Viney
	Name:	David Viney
	Title:	Managing Director

Amsterdam Funding Corporation
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President

S-1

Tronox Funding LLC
By:	/s/ Robert C. Gibney
	Name:	Robert C. Gibney
	Title:	President

Tronox Worldwide LLC
By:	/s/ Mary Mikkelson
	Name:	Mary Mikkelson
	Title:	Senior Vice President & Chief Financial Officer

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Guarantor’s Acknowledgment and Consent
     The undersigned, Tronox Incorporated, has heretofore executed and delivered the Limited Guaranty dated as of September 26, 2007 (the “Guaranty”) and hereby consents to the Fourth Amendment to Receivables Sale Agreement as set forth above and confirms that the Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect.

Tronox Incorporated
By:	/s/ Mary Mikkelson
	Name:	Mary Mikkelson
	Title:	Senior Vice President & Chief Financial Officer

By:	/s/ Robert Y Brown, III
	Name:	Robert Y. Brown, III
	Title:	Vice President Strategic Planning & Business Services